Exhibit 99.1

CONSENT AND SECOND AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

This CONSENT AND SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Consent and Amendment”) is dated as of August 12, 2009 by and among American Medical Systems, Inc., a Delaware corporation (“Borrower”), each of the other Credit Parties which is a signatory hereto and CIT Healthcare LLC, as Administrative Agent (in such capacity, together with its permitted successors in such capacity, “Administrative Agent”).

BACKGROUND

A. Borrower, Guarantors and Administrative Agent are parties to that certain Credit and Guaranty Agreement dated as of July 20, 2006, as amended by the First Amendment to Credit and Guaranty Agreement dated as of October 29, 2007 (the “Original Credit Agreement;” and as amended by this Consent and Amendment the “Credit Agreement”), by and among Borrower, American Medical Systems Holdings, Inc., a Delaware corporation (“Holdings”), as a Guarantor, certain direct and indirect subsidiaries of Holdings (other than Borrower), as Guarantors, the Lenders from time to time party thereto, CIT Capital Securities LLC, as Co-Lead Arranger and as Sole Bookrunner, KeyBank National Association, as Co-Lead Arranger and as Syndication Agent, CIT Healthcare LLC, as Administrative Agent and General Electric Capital Corporation, as Documentation Agent, pursuant to which Lenders have made loans and advances to Borrower for the account of Borrower, as described in the Original Credit Agreement, and as security therefor, each Credit Party has granted to Collateral Agent and Lenders a lien on all of its assets.

B. Borrower has requested that Administrative Agent and Lenders consent to the consummation of an exchange offer in respect of a portion of the Senior Subordinated Notes and amend certain terms and provisions of the Original Credit Agreement in connection therewith.

C. Administrative Agent, on its behalf and on behalf of the Lenders (at the direction and consent of the Lenders), is willing to consent to the consummation of such exchange offer and amend certain terms and provisions of the Original Credit Agreement, provided that Credit Parties enter into this Consent and Amendment upon the terms and conditions set forth herein.

D. Terms used herein but not defined herein shall have the meanings assigned to them in the Original Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

CONSENT TO EXCHANGE OFFER

Borrower has requested that the Lenders consent to its consummation of an exchange offer in respect of the Senior Subordinated Notes, consistent in all material respects with the terms set forth on Exhibit A hereto (the “Exchange Offer”), which Exchange Offer, absent such consent, would violate certain terms of the Credit Agreement, including Sections 6.15(a) and (b). In reliance upon the representations and warranties contained in Section 3 of this Consent and Amendment and subject to fulfillment of the conditions precedent under Section 4 of this Consent and Amendment, the Administrative Agent (at the direction of the Requisite Lenders and on behalf of the Lenders) hereby consents to the consummation of the Exchange Offer.

SECTION 2

AMENDMENT TO CREDIT AGREEMENT

In reliance upon the representations and warranties contained in Section 3 of this Consent and Amendment and subject to fulfillment of the conditions precedent under Section 4 of this Consent and Amendment, the defined term “Senior Subordinated Notes” is amended and restated in its entirety to read as follows:

““Senior Subordinated Notes” means the 3.25% Convertible Senior Subordinated Notes due 2036 in the aggregate principal amount of $373,750,000 issued under the Indenture on June 27, 2006 and any notes issued in exchange therefor pursuant to the terms hereof.”

SECTION 3

REPRESENTATIONS AND WARRANTIES; NO ADVERSE CLAIMS

To induce Administrative Agent and Lenders to amend the Original Credit Agreement, each Credit Party represents and warrants to Administrative Agent, on its behalf and on behalf of the Lenders, and agrees, that:

3.1 Compliance with Credit Documents; No Defaults or Event of Default. On the date hereof each of the Credit Parties is in compliance with the terms and provisions set forth in each of the Credit Documents (as modified by this Consent and Amendment), and no Default or Event of Default has occurred and is continuing.

3.2 Representations and Warranties. On the date hereof, the representations and warranties of each Credit Party set forth in the Credit Agreement (as modified by this Consent and Amendment) are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

3.3 Corporate Authority of Credit Parties. Each Credit Party has full power and authority to enter into this Consent and Amendment and to incur and perform the obligations provided for under this Consent and Amendment and the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Consent and Amendment.

3.4 Consent and Amendment as Binding Agreement. This Consent and Amendment constitutes the valid and legally binding obligation of each of the Credit Parties, fully enforceable against each such Credit Party, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.5 No Conflicting Agreements. The execution and performance by each Credit Party of this Consent and Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Organizational Documents of any Credit Party, or (ii) violate any indenture, contract, agreement or other instrument to which any Credit Party is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Credit Party.

3.6 No Changes to Organizational Documents. There have been no changes in the Organizational Documents of any of the Credit Parties since the execution and delivery of the Original Credit Agreement.

3.7 No Material Adverse Effect. Since December 31, 2006, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4

CONDITIONS PRECEDENT

The agreement by Administrative Agent and Lenders to amend the Original Credit Agreement is subject to satisfaction of all of the following conditions precedent:

4.1 The Credit Parties shall have executed and delivered to Administrative Agent a fully executed copy of this Consent and Amendment.

4.2 The Administrative Agent shall have received an amendment fee in an amount equal to 12.5 basis points times the total Term Loan Exposure and Revolving Loan Exposure of all Lenders consenting to the terms of this Consent and Amendment by 5:00 p.m. (New York City time) on August 12, 2009, which amount shall be due and payable to the Administrative Agent for the benefit of such consenting Lenders.

4.3 The Administrative Agent shall have received a consent and direction executed by the Requisite Lenders.

4.4 The Credit Parties shall have delivered to Administrative Agent certified copies of all documents evidencing any necessary corporate action, consents of third parties and government approvals, if any, with respect to this Consent and Amendment, and any other documents reasonably requested by Administrative Agent including, without limitation, resolutions or consents of the board of directors of the Credit Parties authorizing the execution, delivery and performance of this Consent and Amendment.

SECTION 5

GENERAL PROVISIONS

5.1 By execution of this Consent and Amendment, each Credit Party acknowledges and confirms after due inquiry that, as of the date of this Consent and Amendment, it does not have any offsets, defenses, claims or counterclaims against the Administrative Agent or any Lender, or any of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. Each Credit Party and their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, jointly and severally, release and forever discharge the Administrative Agent and each Lender and each of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, counterclaims and demands whatsoever, asserted or unasserted, in law or in equity which have arisen on or prior to the date of this Consent and Amendment or which any of such Credit Party’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents and executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense. The provisions of this Section 5.1 shall survive the termination of the Credit Agreement and the Credit Documents and the payment in full of the Obligations.

5.2 Except as provided by this Consent and Amendment, the terms and provisions of the Original Credit Agreement and each of the other Credit Documents shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Each Credit Party ratifies, confirms and affirms without condition, all liens and security interests granted to the Administrative Agent and Lenders pursuant to the Credit Documents (as amended by this Consent and Amendment), and such liens and security interests shall continue to secure the Obligations, including but not limited to, all Loans made by the Lenders to Borrower under the Credit Agreement. Except as expressly stated herein, Administrative Agent and Lenders reserve all of their rights, privileges and remedies under the Credit Agreement and all other Credit Documents. Nothing contained herein constitutes a waiver of any other rights of Administrative Agent or the Lenders under the Credit Agreement or any of the other Credit Documents, and nothing contained in this letter shall directly or indirectly in any way be deemed to constitute any course of dealing or other basis for altering any other obligation of the Borrower or any of the other Credit Parties under the Credit Agreement or any of the other Credit Documents.

5.3 This Consent and Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflict of laws principles thereof, and the obligations of Borrower under this Consent and Amendment is and shall arise absolutely and unconditionally upon the execution and delivery of this Consent and Amendment.

5.4 This Consent and Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

5.5 Each of the Credit Parties agrees to pay all reasonable, out-of-pocket expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and consummation of this Consent and Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of counsel to the Administrative Agent, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Consent and Amendment.

5.6 On or after the effective date hereof, each reference in the Credit Agreement or any of the Original Credit Documents to this “Agreement” or works of like import, shall unless the context otherwise requires, be deemed to refer to the Original Credit Agreement as amended hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Credit Party and Administrative Agent, on its behalf and on behalf of the Lenders, have caused this Consent and Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER: AMERICAN MEDICAL SYSTEMS, INC.

By:	/S/ JOHN ARMBRUSTER
Name:	John Armbruster
Title:	Treasurer

GUARANTORS:

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

AMS SALES CORPORATION

AMS RESEARCH CORPORATION

THERMATRX INC.

OVION, INC.

SOLARANT MEDICAL, INC.

LASERSCOPE

LASERSCOPE INTERNATIONAL, INC.

INNOVAQUARTZ INCORPORATED

By:	/S/ MARK HEGGESTAD
Name:	Mark Heggestad
Title:	Executive V.P. and CFO

CIT HEALTHCARE LLC, as Administrative Agent

By:	/S/ JOICE SOENDJOJO
Name:	Joice Soendjojo
Title:	VP

EXHIBIT A

TERMS OF EXCHANGE OFFER

The Borrower is requesting the consent of the Lenders to consummate an exchange of up to $250,000,000 of its existing Senior Subordinated Notes (“Existing Notes”).

The Senior Subordinated Notes issued pursuant to the Exchange Offer (“New Notes”) shall contain (i) covenants and events of default substantially similar or more favorable to the Borrower and no more burdensome to the Lenders than those in the Existing Notes, (ii) subordination provisions substantially similar or more favorable to the Lenders than those in the Existing Notes and (iii) economic terms not materially adverse to the Lenders, as compared to the Existing Notes, other than (x) the coupon of the New Notes shall increase up to 75 basis points above the coupon of 3.25% in the Existing Notes, and (y) the comparable yield in the New Notes shall increase to up to 16.00% from 9.10% in the Existing Notes.

The final maturity of the New Notes shall be moved from July 1, 2036 to a date no earlier than September 15, 2041.

The New Notes will have a put date that is no earlier than July 1, 2016.

The Exchange Offer will close no later than December 31, 2009.